UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

CAROLCO PICTURES, INC.

(Exact name of registrant as specified in its charter)

Florida	26-4330545
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

5550 Glades Road, Ste. 500
Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [X]

Securities Act registration statement file number to which this form relates:   333-176093

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share

 (Title of Class)

Item 1.

Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.0001 per share (the “Common Stock”), of Carolco Pictures, Inc., a Florida corporation (the “Registrant”), to be registered hereunder is set forth under the caption “Description of Securities” in the prospectus included in the Registrant’s registration statement on Form S-1 (Registration Statement No. 333-176093) as originally filed with the Securities and Exchange Commission (the “Commission”) on August 5, 2011, as subsequently amended (the “Registration Statement”), including any amendment or report updating such description, and is incorporated herein by reference.

Item 2.

Exhibits.

Exhibit Number	Description of Exhibit
4.1	2014 Incentive Stock Plan

(1)

Incorporated by reference to Exhibit 4.1 to the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on April 15, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAROLCO PICTURES, INC.

By:	/s/ Alexander Bafer
Name:	Alexander Bafer
Title:	Chief Executive Officer

Date:  January 27, 2015